Evolus Announces Preliminary Unaudited Fourth Quarter
and Full-Year 2023 Net Revenue, Achieving Record Results and Exceeding Expectations

Issues 2024 Guidance

•Preliminary Unaudited Net Revenue of Approximately $61 Million for the Fourth Quarter 2023, Representing 40% Growth Over the Prior Year Quarter and a 22% Increase Over the Prior Sequential Quarter

•Preliminary Unaudited Net Revenue of Approximately $202 Million for the Full-Year 2023, Representing 36% Growth Over the Prior Year

•2024 Net Revenue Guidance of $255 Million to $265 Million, Which Represents 26% to 31% Growth From Preliminary 2023 Results

NEWPORT BEACH, Calif., January 16, 2024 – Evolus, Inc. (NASDAQ: EOLS), a global performance beauty company with a focus on building an aesthetic portfolio, today announced its preliminary, unaudited net revenue for the fourth quarter and full-year ended December 31, 2023. The preliminary unaudited results described in this press release are based on the most current information available to management and are subject to change until the audit of the company’s 2023 financial results is completed and the company reports its full financial results for the fourth quarter and full-year 2023, which is anticipated to occur in early March 2024.

“We believe the preliminary results of the fourth quarter and full-year 2023 are clear indications of our strong operational execution and significant market share gains resulting from deeper penetration of the neurotoxin market in the U.S. with Jeuveau® and expansion of our neurotoxin brand, Nuceiva®, in Europe,” said David Moatazedi, President and Chief Executive Officer of Evolus. “We are thrilled to have achieved record results and exceeded our guidance for the year, positioning us to carry this strong momentum and drive growth into 2024.

“In 2023, the Company achieved several significant milestones, including the expansion of our portfolio with the addition of late-stage dermal fillers expected to be launched in the U.S. and Europe in 2025, expanding our estimated total addressable market by 78% to approximately $6 billion,” Moatazedi continued. “In addition, we achieved a 30% increase in purchasing customers and a 55% increase in consumers in our loyalty program, and global expansion into three additional countries outside the U.S.”

Preliminary Unaudited 2023 Results and Key Business Highlights

•Total net revenues for the fourth quarter of 2023 were approximately $61 million, a 40% increase over the fourth quarter of 2022 and a 22% increase over the prior sequential quarter, driven primarily by higher volumes from market share gains.
•Total net revenues for full-year 2023 were approximately $202 million, a 36% percent increase over full-year net revenues in 2022 and above the top end of the company’s guidance of $194 to $198 million.
•Accounts purchasing Jeuveau® increased by a record high of more than 840 in the fourth quarter. This is 20% above the year-to-date quarterly average in our seasonally highest performance quarter. During 2023, more than 2,900 new accounts were added bringing the total number of accounts purchasing to date since launch to more than 12,400. The reorder rate among customers remains at approximately 70%.1
•Enrollment in the Evolus Rewards consumer loyalty program grew 55% in 2023 to end the year at approximately 750,000 consumers.2 This was aided by a record high of over 170,000 total redemptions in the fourth quarter, driven by continued demand from existing patients receiving repeat treatments which represented approximately 60% of the total treatments for the quarter, demonstrating sustained brand loyalty.
•As of December 31, 2023, Evolus had cash and cash equivalents of $62.8 million compared to $38.7 million on September 30, 2023, reflecting strong sales growth and cash collections, and prudent expense management. The cash balance at December 31, 2023 included additional borrowings of $25.0 million under the company’s credit facility with Pharmakon. Net of additional borrowing, cash used in the fourth quarter of 2023 was $0.9 million and notably lower than the third quarter of 2023, representing continued progress towards cash flow breakeven. Evolus continues to expect its existing liquidity will fully fund it to sustained profitability3 in 2025.

2024 Guidance and Select Milestones

•Total net revenues for 2024 are estimated to be between $255 million and $265 million, which represents 26% to 31% growth from preliminary 2023 results.
•Non-GAAP operating expenses for 2024 are estimated to be between $185 million and $190 million. As a result of the European Filler License agreement announced on December 20, 2023, the 2023 Operating Expense guidance range will increase from $153 million to $158 million to $160 million to $165 million. The issuance of 610,000 shares of the company’s common stock for the exclusive distribution rights for the UK and Europe will be recorded as IPR&D expense of up to $5.9 million (the company issued 610,000 shares at $9.68 per share based on the closing price of the company’s common stock on December 20, 2023).
•Due to the capital efficient structure of our agreements with Symatese, the anticipated launch expenses associated with the Evolysse™ and Estyme® dermal filler lines in the U.S. and Europe, respectively, are not anticipated to impact our expectation of achieving profitability3 in 2025.
•Evolus expects non-GAAP operating income to be positive in 2025 and continues to project its existing liquidity will fund current operations.
•During 2024, Evolus expects to broaden its global footprint by expanding into additional European countries with Nuceiva®, most notably Australia and Spain.
•Evolus anticipates submitting Premarket Approval (PMA) applications for the first two Evolysse dermal filler products with FDA by mid-year 2024 and expects regulatory approvals for the remaining Estyme® dermal filler products in Europe in the second half of 2024.

About Evolus, Inc.

Evolus (Nasdaq: EOLS) is a global performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, and the exclusive distributor in Europe of Estyme®, a line of unique dermal fillers currently in late-stage development. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2023. 2 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through December 31, 2023.
3 Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. This press release includes references to non-GAAP operating income and non-GAAP operating expenses. “Non-GAAP operating income” excludes the revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. “Non-GAAP operating expenses” are operating expenses excluding product cost of sales, revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. Management believes that non-GAAP operating expenses are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of non-GAAP operating income and non-GAAP operating expenses have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered superior to and are not intended to be considered in isolation or as a substitute for GAAP financial measures. Due to the forward-looking nature of the non-GAAP operating income and non-GAAP operating expenses outlook disclosed in this press release, no reconciliation of such non-GAAP measures to the comparable GAAP financial measures is available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking non-GAAP operating income and non-GAAP operating expenses, that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on the company’s GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to financial and other benefits expected from the exclusive European distribution rights for the Estyme® dermal filler product line; the company’s long-term revenue outlook, expectations regarding regulatory approvals and product launches for the Estyme® dermal filler product lines; and the company’s cash position and expectations for reaching profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM/Estyme® the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S. or the Estyme® dermal filler line in UK and Europe, our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S. or the Estyme® dermal filler product in in Europe, and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the Securities and Exchange Commission on November 7, 2023. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau®, Nuceiva®, and Evolysse™ are trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com